As filed with the Securities and Exchange Commission on January 20, 2006
                                                          Reg. No. 333-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                    -----------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       -----------------------------------
                             THOMAS EQUIPMENT, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                              58-3565680
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               identification No.)

                            1818 North Farwell Avenue
                               Milwaukee, WI 53202
               (Address of principal executive offices) (Zip Code)
                ------------------------------------------------

                            2005 INCENTIVE STOCK PLAN
                              (Full title of plan)
                        --------------------------------

                                 David M. Marks,
                                    Chairman
                            1818 North Farwell Avenue
                               Milwaukee, WI 53202
                     (Name and address of agent for service)

                                 (312) 224-8812
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
                                              Proposed maximum     Proposed maximum
                        Amount to be          offering price       Aggregate offering    Amount of
Title of securities     Registered            per share*           Price                 Registration fee
to be registered
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock            1,500,000                     $2.70               $4,050,000          $433.35
($.0001 par value)
----------------------- --------------------- -------------------- --------------------- --------------------

* Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993, based upon the closing bid price of Common Stock of Thomas Equipment, Inc. on January 19, 2006.

PART I

Item 1. Plan Information.

      The documents containing the information specified in Item 1 will be sent or given to participants in the Registrant's 2004 Incentive Stock Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information, 2004 Incentive Stock Plan Information.

      Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) or additional information about the 2004 Incentive Stock Plan are available without charge by contacting:

Luigi Lo Basso, Chief Financial Officer
Thomas Equipment, Inc.
1475 32nd Avenue
Lachine, Quebec
Canada
H8T 3J1

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

      o Reference is made to the Registrant's annual report on Form 10-K, as amended and as filed with the SEC on January 18, 2006, which is hereby incorporated by reference.

      o Reference is made to the Registrant's current reports on Form 8-K, as filed with the SEC on November 2, 2005, November 22, 2005 and January 13, 2006, which are hereby incorporated by reference.

      o Reference is made to the Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 2005, as amended and as filed with the SEC on January 18, 2006, which is hereby incorporated by reference.

Item 4. Description of Securities.

      Not Applicable.

Item 5. Interests of Named Experts and Counsel.

      None.

Item 6. Indemnification of Directors and Officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Delaware law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

      Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the "Acts") as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

      None.

Item 8. Exhibits.

        EXHIBIT
        NUMBER    EXHIBIT
        ------    -------

        4.1       2005 Incentive Stock Plan

        5.1       Opinion of Sichenzia Ross Friedman Ference LLP

        23.1      Consent of Kingery & Crouse PA

        23.2      Consent of Sichenzia Ross Friedman Ference LLP is contained in
                  Exhibit 5.1.

        23.3      Consent of PriceWaterhouseCoopers

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

Provided further, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions summarized in Item 6 above or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   Signatures

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form S-8 and authorized this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin on January 20, 2006.


                                         THOMAS EQUIPMENT, INC.

                                         /s/ CLIFFORD RHEE
                                         ---------------------------------------
                                         Clifford Rhee
                                         President (Principal Executive Officer)
                                         and Director

                                         /s/ LUIGI  LO BASSO
                                         ---------------------------------------
                                         Luigi LoBasso
                                         Chief Financial Officer (Principal
                                         Accounting and Financial Officer)



            IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney and pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on January 20, 2006.

     Signature                         Title                         Date
-------------------        -------------------------------     -----------------

/s/ CLIFFORD RHEE
-------------------
By: Clifford M. Rhee       President and Director              January 20, 2006
                           (Principal Executive Officer)

/s/ LUIGI  LO BASSO
-------------------
By:  Luigi Lo Basso        Chief Financial Officer             January 20, 2006
                           (Principal Accounting and
                           Financial Officer)

/s/ DAVID MARKS
-------------------
By:  David M. Marks        Chairman of the Board and           January 20, 2006
                           Director

/s/ KENNETH SHIRLEY
-------------------
By: Kenneth Shirley        Director                            January 20, 2006

/s/ JAMES E. PATTY
-------------------
By: James E. Patty         Director                            January 20, 2006

/s/ MICHAEL WOODS
-------------------
By: Michael Woods          Director                            January 20, 2006